Exhibit 99.1

Contact:
Helen Rotherham
VP, IR and Communications
(949) 699-4804

THE WET SEAL, INC. ANNOUNCES CHANGES TO ITS
BOARD OF DIRECTORS

        FOOTHILL RANCH, CA, December 30, 2004 — Specialty retailer The Wet Seal, Inc. (Nasdaq: WTSLA) today announced the retirement of two members of its Board of Directors. Both Irv Teitelbaum and Stephen Gross have retired from the Wet Seal, Inc. Board of Directors after 20 years of leadership.

“I would like to thank both Irv and Steve for their long tenure with the company and for their significant contributions over the years,” said Henry Winterstern, Chairman of the Board.

Mr. Winterstern also announced that the company’s Board of Directors has appointed Joel Waller, incoming CEO, as a director effective today.

Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. The company currently operates a total of 558 stores in 47 states, the District of Columbia and Puerto Rico, including 462 Wet Seal stores and 96 Arden B. stores. The company’s products can also be purchased online at www.wetseal.com or www.ardenb.com. For more company information, visit www.wetsealinc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the Company’s opening and closing of stores, profitability and growth, demand for its products or any other statements that relate to the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. This news release contains results reflecting partial year data and non-fiscal data that may not be indicative of results for similar future periods or for the full year. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SOURCE: The Wet Seal, Inc.